M-Systems Finance Inc.

U.S.$ 75,000,000 1% Convertible Senior Notes Due 2035*

Purchase Agreement

March 17, 2005

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

M-Systems Finance Inc., an exempted company limited by shares organized under the laws of the Cayman Islands (the "Company") and a direct wholly owned subsidiary of M-Systems Flash Disk Pioneers Ltd., a company organized under the laws of the State of Israel (the "Guarantor"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, U.S.$75,000,000 principal amount of its 1% Convertible Senior Notes Due 2035 (the "Firm Notes"), which are to be unconditionally guaranteed by the Guarantor (the "Firm Guarantees" and together with the Firm Notes, the "Firm Securities").  The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S.$25,000,000 additional principal amount of such Notes, if any (the "Option Notes") similarly guaranteed (the "Option Guarantees" and together with the Option Notes, the "Option Securities").  The Firm Securities and the Option Securities are referred to together as the "Securities."  The Firm Notes and the Option Notes are referred to together as the "Notes."  The Firm Guarantees and the Option Guarantees are referred to together as the "Guarantees."  The Securities are convertible into ordinary shares, par value NIS 0.001 per share (the "Ordinary Shares"), of the Guarantor at the conversion price set forth in the Indenture (as defined below).  The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date, between the Company, the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the "Trustee").

* Plus an option to purchase up to U.S.$25,000,000 additional principal amount from the Company.

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The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, between the Company, the Guarantor and the Initial Purchasers, pursuant to which the Company and the Guarantor will agree to register the Securities and the Ordinary Shares issuable upon conversion thereof under the Act subject to the terms and conditions therein specified.   To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 20 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Ordinary Shares issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company and the Guarantor have prepared a preliminary offering memorandum, dated March 17, 2005 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated March 17, 2005 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum").  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantor, the Securities and the Ordinary Shares issuable upon conversion thereof.  Each of the Company and the Guarantor hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.                  Representations and Warranties.  The Company and the Guarantor, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

(a)                The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Execution Time, on the Closing Date and on any settlement date on which the Initial Purchasers purchase Option Securities from the Company and the Guarantor, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to each of the Company and the Guarantor by or on behalf of the  Initial Purchasers through the Representatives specifically for inclusion therein.

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(b)               None of the Company, the Guarantor, their respective Affiliates, or any person acting on its or their behalf has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Ordinary Shares issuable upon conversion thereof under the Act.

(c)                None of the Company, the Guarantor, their respective Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Ordinary Shares issuable upon conversion thereof; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S with respect to the Securities or the Ordinary Shares issuable upon conversion thereof.

(d)               The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)                Each of the Company and the Guarantor is a "foreign issuer" (as defined in Regulation S).

(f)                 The Company and the Guarantor have been advised by the NASD`s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(g)                Assuming, and subject to, the accuracy of the representations and warranties of the Initial Purchasers, no registration under the Act of the Securities or the Ordinary Shares issuable upon conversion thereof is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(h)                Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, neither will be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company`s securities.

(i)                  The Guarantor (taking into account the assets and the income of the Company) is not and does not expect to become a "passive foreign investment company" as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(j)                 Neither the Company nor the Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or the Guarantor (except as contemplated in this Agreement).

(k)               The Guarantor filed all material required to be filed by it pursuant to Sections 13, 14, or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding the date of the Final Memorandum.

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(l)                  Each of the Guarantor and its subsidiaries (including the Company) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified, and in the case of the non-U.S. subsidiaries of the Company, the failure to be duly incorporated and validly existing, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries (including the Company), taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

(m)              All the outstanding shares of capital stock or share capital, as the case may be, of each subsidiary of the Guarantor (including the Company) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except (i) as otherwise set forth in the Final Memorandum and (ii) with respect to U3 LLC (in which the Guarantor has an indirect 50% interest) and Smart Caps Ltd. (in which the Guarantor has a 79.95% interest), all outstanding shares of capital stock or share capital, as the case may be, of the subsidiaries of the Guarantor (including the Company) are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n)                Except as set forth in the Final Memorandum, (i) no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, share capital of or ownership interests in the Company are outstanding; and (ii) there are no statutory, contractual, preemptive or other rights to acquire any shares of capital stock of the Company.

(o)               The Guarantor`s authorized equity capitalization is as set forth in the Final Memorandum; the share capital of the Guarantor conforms in all material respects to the description thereof contained in the Final Memorandum; the outstanding Ordinary Shares have been duly and validly authorized and issued  and are fully paid and nonassessable; no outstanding Ordinary Shares were issued in violation of any pre-emptive or other similar rights; the Ordinary Shares initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Guarantor has duly and validly adopted resolutions reserving such Ordinary Shares for issuance upon conversion of the Securities; the holders of outstanding share capital of the Guarantor are not entitled to preemptive or other rights to subscribe for the Securities or the Ordinary Shares issuable upon conversion thereof; and, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, share capital of or ownership interests in the Guarantor (the "Convertible Instruments") are outstanding, and the Ordinary Shares underlying all such Convertible Instruments have been duly and validly authorized, and, when issued in accordance with the terms of the Convertible Instruments, will be fully paid and non-assessable.

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(p)               The statements in the Final Memorandum under the headings "Certain Material Israeli Tax Considerations", "Certain Material U.S. Federal Income Tax Considerations", "Recent Developments -- Expanded Toshiba Relationship", "-- Expanded Samsung Relationship", and "-- Settlement of Patent Litigation and New License Agreement", "Management`s Discussion and Analysis of Financial Condition and Results of Operations - Overview - SanDisk Collaboration", "-- Overview -- Non-Product Revenues", and "-- Taxation," "Risk Factors ‑- Risks Related to Our Intellectual Property -- Our business could suffer if third parties infringe upon our proprietary technology, and our patents and proprietary technology may not afford us sufficient protection from such infringement", "Share Option Plans and Recent Changes in that Israeli Law," "Related Party Transactions" and "Taxation", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)               This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Company and Guarantor, will constitute a legal, valid, binding instrument enforceable against each of the Company and the Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors` rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors` rights generally from time to time in effect and to general principles of equity) and will be convertible into Ordinary Shares in accordance with their terms; the Guarantees have been duly authorized; and, when executed and delivered in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Guarantor and will constitute the legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors` rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized by each of the Company and the Guarantor and, when executed and delivered by each of the Company and the Guarantor, will constitute the legal, valid, binding and enforceable instrument of each of the Company and the Guarantor (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors` rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 5 thereof.

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(r)                 Assuming, and subject to the accuracy of, the representations and warranties of the Initial Purchasers, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Guarantor or any of its subsidiaries (including the Company) in connection with the transactions contemplated herein, except such as have been obtained under applicable Israeli law and such as may be required under the blue sky laws of any  domestic jurisdiction or securities laws of any foreign jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act, and except for those the failure of which to obtain or make would not have a Material Adverse Effect or could not reasonably be expected to have an adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(s)                None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Notes by the Company or the issuance of the Ordinary Shares upon conversion thereof, or the issuance of the Guarantees by the Guarantor or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, (i) the Memorandum of Association, Articles of Association, charter, by-laws or other organizational documents of the Guarantor or any of its subsidiaries (including the Company), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Guarantor or any of its subsidiaries (including the Company) is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any of its subsidiaries (including the Company) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its subsidiaries (including the Company) or any of its or their properties, except, in the case of clauses (ii) and (iii) for any conflict, breach, violation, lien, charge or encumbrance as would not have a Material Adverse Effect or could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(t)                 The consolidated historical financial statements and schedules of the Guarantor and its consolidated subsidiaries and TwinSys Data Storage Limited Partnership included in the Final Memorandum present fairly in all material respects to the extent they purport to represent the financial condition, results of operations and cash flows of the Guarantor and such subsidiaries on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary consolidated financial data set forth under the caption "Summary Selected Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

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(u)                No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Company) or its or their property is pending or, to the best knowledge of each of the Company and the Guarantor, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(v)                Each of the Guarantor and its subsidiaries (including the Company) owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not have a Material Adverse Effect.

(w)              None of the Guarantor, the Company nor any other subsidiary of the Guarantor is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor, the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not have a Material Adverse Effect.

(x)                Kost Forer Gabbay and Kasierer (a Member of Ernst & Young Global), who have certified certain financial statements of the Guarantor and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, and BDO Seidman, LLP, who have certified certain financial statements of one or more subsidiaries of the Company and whose report with respect to such financial statements was relied upon by Kost Forer Gabbay and Kasierer in their report, are independent public accountants with respect to the Guarantor within the meaning of the Act and the applicable published rules and regulations thereunder.

(y)                There are no transfer taxes, stamp duties on issuance or other similar fees or charges under Federal law, Israeli law or the laws of any state, or any political subdivision thereof, required to be paid by the Initial Purchasers in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities, or upon the issuance of the Ordinary Shares upon the conversion thereof.

(z)                The Guarantor and each of its subsidiaries (including the Company) has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment,

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fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa)            No labor problem or dispute with the employees of the Guarantor or any of its subsidiaries (including the Company) exists or is, to the best knowledge of the Guarantor, threatened or imminent, and the Guarantor is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries` principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb)           The Guarantor and each of its subsidiaries (including the Company) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Guarantor or any of its subsidiaries (including the Company) or their respective businesses, assets, employees, officers and directors are in full force and effect; the Guarantor and its subsidiaries (including the Company) are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Guarantor or any of its subsidiaries (including the Company) under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Guarantor nor any such subsidiary (including the Company) has been refused any insurance coverage sought or applied for; and neither the Guarantor nor any such subsidiary (including the Company) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc)            No subsidiary of the Guarantor (including the Company) is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary`s capital stock or share capital, as the case may be, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary`s property or assets to the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) or pursuant to applicable law.

(dd)           The Guarantor and its subsidiaries (including the Company) possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except for those the failure of which to possess would not have a Material Adverse Effect, and neither the Guarantor nor any such subsidiary (including the Company) has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

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(ee)            The Guarantor and its subsidiaries (including the Company) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management`s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management`s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)               The Guarantor and its subsidiaries (including the Company) are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).  Neither the Guarantor nor any of its subsidiaries (including the Company) has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)            The Guarantor has reasonably concluded that there are no costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties pursuant to Environmental Laws which would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(hh)            The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Guarantor as defined by Rule 1-02 of Regulation S-X, and all the other subsidiaries of the Guarantor, when taken as a whole, do not constitute a significant subsidiary as defined by Rule 1-02 of Regulation S-X.

(ii)                Neither the Company nor the Guarantor has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"). Each of the Company and the Guarantor has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

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(jj)               Neither the Guarantor nor any of its subsidiaries (including the Company), nor any director, officer, agent, employee or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries (including the Company), has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in connection with the operations of the Guarantor or its subsidiaries (including the Company); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of the Guarantor or its subsidiaries (including the Company).

(kk)           The operations of the Guarantor and its subsidiaries (including the Company) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all foreign and domestic jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Guarantor) with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.

(ll)                Neither the Guarantor nor any of its subsidiaries (including the Company) nor, to the knowledge of each of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries (including those of the Company) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and neither the Company nor the Guarantor will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person whom the Company or the Guarantor is or should reasonably be aware is currently subject to any U.S. sanctions administered by OFAC.

(mm)        There is and has been no failure on the part of the Guarantor and any of the Guarantor`s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans (except as previously disclosed to the Representatives in writing) and Sections 302 and 906 related to certifications.  All transactions that have occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder ("Interested Party Transactions") that would be required to be described in the Guarantor`s annual report on Form 20-F if such annual report were to be filed on the date hereof are described in the Final Memorandum (exclusive of any amendment or supplement thereto).  All Interested Party Transactions have been duly approved in accordance with the Guarantor`s Memorandum or Articles of Association, charter or by-laws, the requirements of all applicable statutes, rules or regulations and the requirements of the Nasdaq National Market.

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Complete and accurate sets of all minutes of meetings of, and written consents of, the Guarantor`s board of directors from February 19, 2004 until the present have been provided to counsel for the Representatives and no material transaction has been approved by any committee thereof except as set forth in the minutes or written consents of such committee provided to counsel for the Representatives or as described in the Final Memorandum.

(nn)            Prior to the date hereof, the Guarantor has furnished to the Representatives letters, each substantially in the form of Exhibit 1 hereto, duly executed by each officer and director of the Company and addressed to the Representatives.

(oo)           Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(pp)           Each of the Guarantor and its subsidiaries (including the Company) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Guarantor and its subsidiaries (including the Company) are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Guarantor and its subsidiaries (including the Company) have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(qq)           The Guarantor and its subsidiaries (including the Company) own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Guarantor`s business as now conducted or as proposed in the Final Memorandum to be conducted. To the Guarantor`s knowledge, except as set forth in the Final Memorandum, there: (a) are no rights of third parties to any such Intellectual Property owned by the Guarantor or its subsidiaries that would be required to be described in the Guarantor`s annual report on Form 20-F if such annual report were to be filed on the date hereof and that have not been so described in the Final Memorandum (exclusive of any amendment or supplement thereto); and (b) is no material infringement by third parties of any such Intellectual Property owned by the Guarantor or its subsidiaries (including the Company) that would be required to be described in the Guarantor`s annual report on Form 20-F if such annual report were to be filed on the date hereof and that have not been so described in the Final Memorandum (exclusive of any amendment or supplement thereto).  There: (a) is no pending or, to the knowledge of the Guarantor, threatened action, suit, proceeding or claim against the Guarantor or any of its subsidiaries (including the Company) by others challenging the Guarantor`s or any of its subsidiaries` rights (including those of the Company) in or to any such Intellectual Property; (b) is no pending or, to the knowledge of the Guarantor, threatened action, suit, proceeding or

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claim by others challenging the validity or scope of any such Intellectual Property owned by the Guarantor or its subsidiaries (including the Company); (c) is no pending or, to the knowledge of the Guarantor, overtly threatened action, suit, proceeding or claim by others that the Guarantor or any of its subsidiaries (including the Company) infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of others; (d) is no U.S. patent or U.S. published patent application known to the Guarantor which, in the Guarantor`s reasonable judgment, contains claims that dominate or may dominate, or any U.S. patent or published U.S. patent application known to the Guarantor which, in the Guarantor`s reasonable judgment, invalidates or may invalidate (A) any U.S. patent described in the Final Memorandum as being owned by the Guarantor or any of its subsidiaries (including the Company), or, (B) to the knowledge of the Guarantor, any U.S. patents licensed by the Guarantor or any of its subsidiaries (including the Company); in each such case where any such claim would have a Material Adverse Effect on the Guarantor; (e) is no foreign patent or foreign published patent application known to the Guarantor which, in the Guarantor`s reasonable judgment, contains claims that dominate or may dominate, or any foreign patent or published foreign patent application or pertinent references which, in the Guarantor`s reasonable judgment, invalidates or may invalidate, (A) any foreign patent described in the Final Memorandum as being owned by the Guarantor or any of its subsidiaries (including the Company), or, (B) to the knowledge of the Guarantor, any foreign patents licensed by the Guarantor or any of its subsidiaries (including the Company), in each such case where any such claim would have a Material Adverse Effect on the Guarantor; and (f) is no prior art of which the Guarantor or any of its subsidiaries (including the Company) is aware that may render any U.S. or foreign patent held by the Guarantor or any of its subsidiaries (including the Company) invalid or any U.S. or foreign patent application held by the Guarantor or any of its subsidiaries (including the Company) unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or a foreign patent authority.

(rr)              Neither the Guarantor nor any of its subsidiaries (including the Company) nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Israel or any other jurisdiction.

(ss)             The Guarantor and each of its subsidiaries (including the Company) are in compliance in all material respects with all conditions and requirements stipulated by the instruments of approval granted to them with respect to the "Approved Enterprise" status of any of the Guarantor facilities as well as with respect to the other tax benefits received by the Guarantor and all Israeli laws and regulations relating to such "Approved Enterprise" status; and the Guarantor has not received any notice of any proceeding or investigation relating to revocation or modification of any "Approved Enterprise" status granted with respect to any of the Guarantor`s facilities.  To the extent that there are any oral understandings between the Guarantor and the Israeli Investment Center amending the terms of the approved plan or the "Approved Enterprise" status granted with respect to any of the Guarantor`s facilities, such understandings are fully described in the Final Memorandum (exclusive of any amendment or supplement thereto).  All information supplied by the Guarantor with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

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(tt)               Except as disclosed in the Final Memorandum, the Guarantor is not in violation of any condition or requirement stipulated by the instruments of approval granted to the Guarantor by the Office of Chief Scientist in the Israeli Ministry of Industry and Trade, the Binational Industrial Research and Development Foundation, the Singapore-Israel Industrial Research and Development Fund, the Information Society Technology Fund, the Fund for Encouragement of Marketing Activities and any applicable laws and regulations with respect to any research and development grants given to it by such office, foundation and funds.  All information supplied by the Guarantor with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

(uu)            Neither the Company nor the Guarantor has currently and has never had a permanent establishment in the United States within the meaning of Article 5 of the Convention Between the Government of the United States of America and the Government of the State of Israel With Respect to Taxes on Income.

(vv)            The Company is not a party to and its property is not subject to any contracts, indentures, mortgages, loan agreements, notes, leases, joint ventures and other agreements, arrangements or instruments, other than this Agreement, the Notes, the Registration Rights Agreement and the Indenture.

(ww)        The Company has elected for U.S. federal income tax purposes, to be treated as an entity which is disregarded and thus treated as a branch of its sole owner, the Guarantor.

Any certificate signed by any officer of the Company or Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a joint and several representation and warranty by each of the Company and the Guarantor, as to matters covered thereby, to each Initial Purchaser.

2.                  Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees (and the Guarantor agrees to cause the Company) and the Guarantor agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from March 23, 2005 to the Closing Date, the principal amount of Firm Notes and Firm Guarantees, respectively, set forth opposite such Initial Purchaser`s name in Schedule I hereto.

(a)                Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants (and the Guarantor agrees to cause the Company to grant) and the Guarantor hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Notes and Option Guarantees, respectively, at the same purchase price as Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from March 23, 2005 to the settlement date for the Option Securities.

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The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to each of the Company and Guarantor setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date.  Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

3.                  Delivery and Payment.  (a)  Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on March 23, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(a)                If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Guarantor will deliver the Option Securities (at the expense of the Company and the Guarantor) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company and the Guarantor will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                  Offering by Initial Purchasers.  (a)  Each Initial Purchaser acknowledges that the Securities and the Ordinary Shares issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

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(a)                Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the each of the Company and the Guarantor that:

(i)                  it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A)              to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) or

(B)              in accordance with Rule 903 of Regulation S;

(ii)                neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)               in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv)              neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)                it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

(vi)              it and they have complied and will comply with the offering restrictions requirement of Regulation S;

(vii)             at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

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"The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act.  Terms used in this paragraph have the meanings given to them by Regulation S."

(viii)           it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix)              it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x)                it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(xi)              it is an "accredited investor" (as defined in Rule 501(a) of Regulation D.)

5.                  Agreements.

(a)                The Company and the Guarantor, jointly and severally, agrees with each Initial Purchaser that:

(i)                  The Company will furnish (and the Guarantor will cause the Company to furnish) to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(ii)                Neither the Company nor the Guarantor will amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives not to be unreasonably delayed, withheld or conditioned; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers),

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the Guarantor will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Guarantor has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.  The Guarantor will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(iii)               If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company or the Guarantor will promptly (x) notify the Representatives of any such event; (y) subject to the requirements of paragraph (ii) of this Section 5(a), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (z) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(iv)              Each of the Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Japan, the Netherlands and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where either the Company or the Guarantor is not now so subject.  Each of the Company and the Guarantor will promptly advise the Representatives of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(v)                During the period of two years after the Closing Date or the settlement date for the Option Securities, if later, each of the Company and Guarantor will not, and will not permit any of their respective Affiliates to, resell any Securities or Ordinary Shares issued upon conversion thereof that have been acquired by any of them.

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(vi)              None of the Company, the Guarantor, their respective Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Ordinary Shares issuable upon conversion thereof under the Act.

(vii)             None of the Company, the Guarantor, their respective Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(viii)           So long as any of the Securities or the Ordinary Shares issuable upon the conversion thereof are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Guarantor will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3‑2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(ix)              None of the Company, the Guarantor, their respective Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.  Terms used in this paragraph have the meanings given to them by Regulation S.

(x)                Each of the Company and the Guarantor will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(xi)              The Guarantor will reserve and keep available at all times, free of pre-emptive rights, the full number of Ordinary Shares issuable upon conversion of the Securities.

(xii)             Neither the Company nor the Guarantor will for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company,

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the Guarantor or any Affiliate of the Company or the Guarantor or any person in privity with the Company, the Guarantor or any Affiliate of the Company or the Guarantor of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any share capital of the Guarantor or any securities convertible into, or exercisable or exchangeable for, share capital of the Guarantor (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the Guarantor may issue and sell Ordinary Shares or securities convertible into, exchangeable or exercisable for Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Guarantor described in the Final Memorandum and in effect at the Execution Time, the Guarantor may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Final Memorandum, and the Company and the Guarantor may file a registration statement as contemplated by the Registration Rights Agreement.

(xiii)           Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(xiv)           Between the date hereof and the Closing Date, neither the Company nor the Guarantor will do or authorize any act or thing that would result in an adjustment of the conversion price.

(xv)            The Company and the Guarantor, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities, the fees of the Trustee and the issuance of the Ordinary Shares upon conversion of the Securities; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan,

____ 19 ____

the Netherlands, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(a)(iv) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation, lodging and other expenses incurred by or on behalf of Company or Guarantor representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company`s or Guarantor`s accountants and the fees and expenses of counsel (including local and special counsel) for the Company or the Guarantor; and (xi) all other costs and expenses incident to the performance by the Company or the Guarantor of its obligations hereunder.  Subject to the foregoing and Section 7 hereof, the Initial Purchasers agree to pay for all expenses incurred by the Initial Purchasers in connection with the sale of the Securities provided for herein (including, without limitation, fees, disbursements and expenses of legal advisors for the Initial Purchasers).

(xvi)           The Guarantor will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Guarantor is listed and generally made available to the public and (ii) subject to the execution by the Representatives of a confidentiality agreement reasonably satisfactory to the Guarantor, such additional information concerning the business and financial condition of the Guarantor as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to stockholders).

(xvii)         Each of the Company and Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the directors and officers of each of the Company and Guarantor, in their respective capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(xviii)        Neither the Company nor the Guarantor will take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(b)               The Initial Purchasers represent to the Company that they have not offered, and they agree not to offer without the consent of the Company, any Securities to offerees in Israel, other than Accredited Investors (mashki`im mesuvagim), as defined in the Israel Securities Law, 5728-1968, during the initial distribution of the Securities.

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6.                  Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of each of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and Guarantor of their respective obligations hereunder and to the following additional conditions:

(a)                The Guarantor shall have requested and caused Meitar Liquornik Geva & Leshem Brandwein, Israeli counsel for the Guarantor, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                  Each of the Guarantor and TwinSys Limited, TwinSys Data Storage Limited Partnership, Flash Holding Ltd., Eurom Flashware Solutions Ltd., Smart Caps Ltd., MegaSIM Ltd. and KeyComputing Ltd. (the "Israeli Subsidiaries") has been duly organized and is validly existing as a company (and as to TwinSys Data Storage Limited Partnership, a limited partnership) under the laws of Israel, with full corporate or similar power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum.

(ii)                All of the outstanding share capital or partnership interests of each Israeli Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth in the Final Memorandum or on Schedule II hereto, all outstanding share capital or partnership interests of the Israeli Subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries and are free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(iii)               The Guarantor`s authorized equity capitalization is as set forth in the Final Memorandum; the share capital of the Guarantor conforms in all material respects to the description thereof contained in the Final Memorandum; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable and, to the best of such counsel`s knowledge, no outstanding Ordinary Shares were issued in the seven years immediately prior to the date hereof in violation of any preemptive or other similar right; the Ordinary Shares initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Guarantor has duly and validly adopted resolutions reserving such Ordinary Shares for issuance upon conversion of the Securities; the holders of outstanding share capital of the Guarantor are not entitled under any law, and, to the best of such counsel`s knowledge,

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under any contracts, to preemptive or other rights to subscribe for the Securities or the Ordinary Shares issuable upon conversion thereof; and, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, share capital of or ownership interests in the Guarantor are outstanding;

(iv)              the Indenture has been duly authorized and executed by the Guarantor; the Guarantees have been duly authorized by the Guarantor; the Securities are convertible into Ordinary Shares in accordance with their terms; the Registration Rights Agreement has been duly authorized and executed by the Guarantor; and the statements set forth under the heading "Description of Share Capital" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Ordinary Shares, provide a fair summary of such provisions;

(v)                To the knowledge of such counsel, there are no material pending legal proceedings, to which the Guarantor or any Israeli Subsidiary or their respective property is subject which are not adequately disclosed in the Final Memorandum (exclusive of any amendment or supplement thereto), and to such counsel`s knowledge, there is no material franchise, contract or other document which has been entered into or executed by the Guarantor or any Israeli Subsidiary other than in the ordinary course of business which is not described in the Final Memorandum (exclusive of any amendment or supplement thereto); and the statements in the Final Memorandum under the headings "Management`s Discussion and Analysis of Financial Condition and Results of Operation ‑- Taxation", "Certain Material Israeli Tax Considerations", "Share Ownership ‑- Revisions to the Tax Ordinance", "Taxation" (except "‑- United States Federal Income Tax Considerations"), and "Memorandum and Articles of Association" fairly summarize the matters therein described;

(vi)              Such counsel has participated in conferences with officers and other representatives of the Company, the Guarantor, the Representatives and representatives of the independent certified public accountants of the Company and the Guarantor, at which conferences the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as specified in paragraphs (iv) and (v) above and paragraph (xv) below), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that at the Execution Time or on the Closing Date the Final Memorandum included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related notes, the financial statement schedules and other financial and accounting data contained therein, as to which such counsel need express no opinion);

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(vii)             This Agreement has been duly authorized, executed and delivered by the Guarantor;

(viii)           No consent, approval, authorization, permit, filing with or order of any Israeli court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rigths Agreement, except such approvals (specified in such opinion) as have been described in the Final Memorandum, all of which have been obtained. Such counsel is not aware that proceedings to rescind or modify such authorizations, permits, consents and exemptions have been instituted or are pending or contemplated by any Israeli authority; and no consent, approval, authorization or order of or filing with any court or governmental agency in Israel is required for the consummation of the transactions contemplated by this Agreement except for those which have been obtained;

(ix)              Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, including the issuance of the Ordinary Shares upon the conversion of the Securities, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Guarantor or of any of its subsidiaries pursuant to, (i) the Memorandum of Association and Articles of Association of the Guarantor or similar organizational documents of the Israeli Subsidiaries, (ii) to the knowledge of such counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties;

(x)                The Guarantor has duly and irrevocably appointed M-Systems, Inc., as its agent to receive service of process in any action against it in any Federal or state court sitting in the State of New York arising out of or in connection with this Agreement, the Indenture or the Registration Rights Agreement;

(xi)              Under the laws of the State of Israel, the Guarantor`s designation of any Federal or state court sitting in the State of New York for any action to be brought by the Guarantor against the Initial Purchasers in relation to this Agreement, and the designation of the law of the State of New York to apply to this Agreement is binding upon the Guarantor and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel;

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(xii)             Subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment; the judgment is no longer appealable; the obligation imposed by the judgment is enforceable according to the rules relating to enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and the judgment is executory in the state in which it was given. A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.  An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that (i) the judgment was obtained by fraud; (ii) there was no due process; (iii) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel; (iv) the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid; or (v) at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel;

(xiii)           Except for the Israeli stamp duty and assuming that none of the Initial Purchasers is otherwise subject to taxation in the State of Israel, neither the sale and delivery to the Initial Purchasers of the Securities to be sold by the Company and the Guarantor hereunder nor the issuance of Ordinary Shares upon the conversion thereof is subject to any tax imposed by Israel or any political subdivision thereof; any Israeli stamp duty due in connection with the transactions contemplated by this Agreement shall not be assessable against the Initial Purchasers;

(xiv)           Other than as described in the Final Memorandum, under the current laws and regulations of the State of Israel, all payments of principal, premium  and interest (to the extent that such amounts are required to be paid by the Guarantor under the terms of the Indenture) on the Securities may be paid by the Guarantor to the registered holder thereof in U.S. dollars (that may be obtained through conversion of New Israeli Shekels) that may be freely transferred out of the State of Israel, and all dividends and other distributions declared and payable on the Ordinary Shares issuable upon conversion thereof, may be paid by the Guarantor to the registered holder thereof in New Israeli Shekels that may be converted into U.S. dollars and freely transferred out of the State of Israel, and all such payments, dividends and other distributions made to holders of the Securities who are non-residents of the State of Israel will not be subject to the State of Israel income, withholding or other taxes under the laws and regulations of the State of Israel and are otherwise free and clear of any other tax, duty withholding or deduction in the State of Israel and without the necessity of obtaining any governmental authorization in the State of Israel;

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(xv)            The statements in the Final Memorandum, insofar as such statements refer to (x) the Memorandum of Association or the Articles of Association or other organizational documents of the Guarantor, and (y) contracts, indentures, mortgages, loan agreements, notes, leases, joint ventures and other agreements, arrangements or instruments to which the Guarantor is a party as set forth under the captions "Summary -- the Offering", "Risk Factors", "Management`s Discussion and Analysis of Financial Condition and Results of Operations", "Information on the Company -- Business Overview -- Our Products", "Information on the Company -- Business Overview -- Marketing Channels", "-- Sources of Supply", "Directors, Senior Management and Employees -- Board Practices", "Directors, Senior Management and Employees- Share Ownership -- Share Option Plans and Recent Changes in Israeli Law", and "Related Party Transactions", are accurately described in all material respects, and insofar as statements in the Final Memorandum describe Israeli laws and regulations, they are fair summaries of the information set forth therein and are accurate in all material respects;

(xvi)           All licenses, approvals or permits described in the Final Memorandum as having been issued by any Israeli authority have been duly issued and, to the knowledge of such counsel, have not been rescinded or modified and are in full force and effect; such counsel is not aware that any proceedings to rescind or modify such licenses, approvals or permits have been instituted and are pending or threatened by any Israeli authority; and

(xvii)         To the best of such counsel`s knowledge, except as described in the Final Memorandum, the Guarantor does not own any interest in real property. To the best of such counsel`s knowledge, any real property and building held under lease by the Guarantor are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Israel, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Guarantor and public officials. References to the Final Memorandum in paragraph (b) include any supplements thereto at the Closing Date unless otherwise specified.

(b)               The Company and the Guarantor shall have requested and caused Weil, Gotshal & Manges LLP, U.S. counsel for the Company and the Guarantor, to have furnished to the Representatives their opinion and letter, both dated the Closing Date and addressed to the Representatives, substantially to the effect set forth on Exhibit 2 hereto.

(c)                The Guarantor shall have requested and caused Dr. Mark Friedman, intellectual property counsel for the Guarantor, to have furnished to the Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that:

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(i)                  Such counsel has no reason to believe that the statements in relation to the patents and trademarks in the Final Memorandum contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (A) patents, patent applications, trademarks and trademark applications of the Guarantor, or (B) any allegation, which has been brought to such counsel`s attention, on the part of any person that the Guarantor is either infringing, misappropriating or violating, or in conflict with, any patent rights, trademarks, or service marks, of any such person.

(ii)                To such counsel`s knowledge, other than as set forth in the Guarantor`s annual report on Form 20-F for the year ended December 31, 2003, as filed with the U.S. Securities and Exchange Commission on June 30, 2004, there are no pending legal proceedings to which the Guarantor is a party relating to patent rights, trademarks or service marks owned or used by the Guarantor.

(iii)               Such counsel has assisted the Guarantor in the filing of the patents and patent applications, and trademark registrations and trademark applications, in the United States, Israel and other countries (collectively, "IP Assets").  To the best of such counsel`s knowledge, such counsel has not made any misleading representations or concealed any material information, in violation of Israeli law or U.S. law (37 C.F.R. Section 1.56), from the Israel Patents Registrar or the USPTO in any of the inventions claimed in the Guarantor`s patent applications referenced in the Final Memorandum, or in connection with prosecution of such applications.  Such counsel disclosed all references known to them to the USPTO in accordance with the said 37 C.F.R. Section 1.56.

(iv)              To such counsel`s knowledge, the Guarantor owns all of the IP Assets.

(v)                The Guarantor is listed in the records of the patent and trademark offices of Israel, the United States and applicable foreign countries ("Patent and Trademark Offices") as the sole owner of record of the respective IP Assets. To the best of such counsel`s knowledge, there are no asserted claims of any persons relating to the scope, or ownership of the IP Assets, there are no material defects of form in the preparation or filing of the Patent and Trademark Applications, the Applications are being diligently prosecuted, and none of the Patent and Trademark Applications has been finally rejected, canceled or abandoned.

(vi)              Such counsel has no reason to believe that the patent and trademark applications will not result in issued patents and trademark registrations.

(vii)             Except where assistance from local correspondent firms was necessary or appropriate, such counsel has filed and prosecuted the patents, trademarks and applications.

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To the best of such counsel`s knowledge, all pertinent prior art references known to such counsel during the prosecution of the patents and patent applications were disclosed to the patent officers, and to the best of such counsel`s knowledge neither such counsel nor the Guarantor, made any misrepresentation to, or concealed any material fact from, the patent and trademark officers during prosecution of any of the IP Assets.

(d)               The Guarantor shall have requested and caused Baker & McKenzie, Taipei office, Republic of China counsel for the subsidiary listed on Annex A attached hereto, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth on Exhibit 3 hereto.

(e)                The Guarantor shall have requested and will cause Loyens & Loeff, Netherlands counsel for M-Systems B.V., to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, with respect to the due incorporation, valid issuance of shares and ownership of M-Systems B.V., in a form acceptable to the Representatives.

(f)                 The Company shall have requested and will cause Maples and Calders, Cayman Islands counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit 4 hereto.

(g)                The Representatives shall have received from each of Yigal Arnon & Co., Israeli counsel for the Initial Purchasers, and Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                The Guarantor shall have furnished to the Representatives a certificate of the Guarantor, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i)                  the representations and warranties of the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

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(ii)                since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(i)                  At the Execution Time and at the Closing Date, the Guarantor shall have requested and caused Kost Forer Gabbay and Kasierer (a Member of Ernst & Young Global) to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder, and stating in effect that:

(i)                  in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of Regulation S-X;

(ii)                on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit committees of the Guarantor and its subsidiaries; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

(A)              with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, that there were any long-term bank debt or loans, there were any decrease in consolidated net current assets of the Guarantor and its subsidiaries or in the shareholders` equity of the Guarantor as compared with the amounts shown on the December 31, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the previous quarter in consolidated total revenues, operating income or net income of the Guarantor and its subsidiaries, except in all instances for changes or decreases set forth in such letter,

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in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Final Memorandum, specified by the Representatives agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

All references in this Section 6(i) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(j)                 The Guarantor shall have requested and caused BDO Seidman, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that during the period of its engagement as the independent certified public accountant of M-Systems, Inc., a wholly owned subsidiary of the Guarantor, it was independent with respect to M-Systems, Inc. and the Guarantor within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder.

(k)               Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(l)                  The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(m)              Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Guarantor`s debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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(n)                Prior to the Execution Time, the Guarantor shall have furnished to the Representatives a letter substantially in the form of Exhibit 1 hereto from each officer and director of the Company addressed to the Representatives.

(o)               The Guarantor shall have caused the Ordinary Shares initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the Nasdaq National Market.

(p)               Prior to the Closing Date, each of the Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Initial Purchasers, at 919 Third Avenue, New York, New York 10022, on the Closing Date (and, with respect to the letters referred to in subsections (h) and (i) above, at the Execution Time and on the Closing Date, as applicable).

7.                  Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and the Guarantor, jointly and severally, will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                  Indemnification and Contribution.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law, Israeli law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum,

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the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final judgment that (x) the Company and the Guarantor had previously furnished copies of the Final Memorandum to the Representatives, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Memorandum.  This indemnity agreement will be in addition to any liability which the Company or the Guarantor may otherwise have.

(a)                Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, each of their respective directors, each of their respective officers, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company or the Guarantor by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.  Each of the Company and Guarantor acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and (ii), under the heading "Plan of Distribution",  (A) the last sentence of the 2nd paragraph and the entirety of the 4th paragraph and (B) the 11th paragraph related to stabilization and syndicate covering transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

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(b)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party`s choice at the indemnifying party`s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party`s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In any such case, the indemnifying party shall not, in connection with any one action or separate, but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

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(c)                In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantor, jointly and severally, agree and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company or the Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor, jointly and severally, shall contribute and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

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9.                  Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Company or the Guarantor.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and the Guarantor or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.              Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company or the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor`s Ordinary Shares shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market (ii) a banking moratorium shall have been declared either by U.S. federal, New York State or Israeli authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the State of Israel of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical  or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11.              Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company and the Guarantor or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

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12.              Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to (510) 494-5545 and confirmed to it at M-Systems, Inc., 8371 Central Avenue, Newark, California 94560, attention of the General Counsel, with a copy to M-Systems Flash Disk Pioneers Ltd., 7 Atir Yeda St., Kfar Saba, Israel 44425, attention of the General Counsel.

13.              Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(a)(viii) hereof, no other person will have any right or obligation hereunder.

14.              Consent to Service, Submission to Jurisdiction and Related Matters.

(a)                Each of the Company and the Guarantor, by the execution and delivery of this Agreement, designates and appoints M-Systems, Inc., 8371 Central Avenue, Newark, CA 94560, as the authorized agent of each of the Company and the Guarantor for as long as any of the Securities are outstanding from the date of this Agreement upon whom process may be served in any suit, proceeding or other action against the Company or the Guarantor instituted by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person controlling an Initial Purchaser as to which such Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or any such controlling person is a party and based upon this Agreement, the Indenture or the Registration Rights Agreement, or in any other action against the Company or the Guarantor in any Federal or state court sitting in the State of New York, arising out of the offering made by the Memorandum or any purchase or sale of securities in connection therewith, and each of the Company and the Guarantor expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Representatives shall have been appointed by each of the Company and the Guarantor, such successor shall have accepted such appointment, and written notice thereof shall have been given to the Representatives. Each of the Company and Guarantor further agree that service of process upon its authorized agent or successor (and written notice of said service to the Guarantor, mailed by certified mail or sent by telex or delivered, as provided in Section 12 above) shall be deemed in every respect personal service of process upon each of the Company and the Guarantor in any such suit, proceeding or other action. In the event that service of any process or notice or motion or other application to any such court in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents of Civil and Commercial Matters or any successor convention or treaty.

____ 35 ____

Each of the Company and the Guarantor hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities, this Agreement, the Indenture or the Registration Rights Agreement, or otherwise relating to the offering, issuance and sale of the Securities in any Federal or state court sitting in the State of New York, and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any appeals or proceeding arising out of the sale of the Securities, this Agreement, the Indenture or the Registration Rights Agreement rendered by any such Federal court or state court shall be conclusive and, except as prohibited by applicable law, may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement, the Indenture or the Registration Rights Agreement shall affect or limit the right of the Initial Purchasers to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Initial Purchasers to bring any action or proceeding against the Company or the Guarantor or any of their respective property in the courts of any other jurisdiction.  Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. Each of the Company and the Guarantor hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the Federal courts sitting in the State of New York, in connection with any action brought by them relating to or arising out of this Agreement, the Indenture, the Registration Rights Agreement or the sale of the Securities.

(b)               Each of the Company and the Guarantor agrees that in any suit (whether in a court in the United States, Israel, the Cayman Islands or elsewhere) seeking enforcement of this Agreement, the Indenture, the Registration Rights Agreement or any provisions of such agreements (i) no defense (other than a procedural defense) given or allowed by the laws of any other state or country shall be interposed by the Company or the Guarantor in any such suit, action or proceeding unless such defense is also given or allowed by the laws of the State of New York or of the United States, (ii) if the plaintiffs therein seek a judgment in either United States dollars, currency of Israel or currency of the Cayman Islands, subject to foreign currency control regulations of Israel or the Cayman Islands, as the case may be, neither the Company nor the Guarantor will interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of Israel or the Cayman Islands, as the case may be, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in the currency of Israel or the Cayman Islands linked, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of Israel or of the Cayman Islands, as the case may be, and changes in the exchange rate of the currency of Israel or the Cayman Islands, as the case may be, into United States Dollars, neither the Company nor the Guarantor will interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of Israel or the laws of the Cayman Islands.

____ 36 ____

Each of the Company and the Guarantor agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Israel, the Cayman Islands or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Initial Purchasers in respect of this Agreement or any of the Initial Purchasers` rights under this Agreement, the Indenture or the Registration Rights Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company or the Guarantor hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, the Indenture or the Registration Rights Agreement, in each case as set forth herein.

(c)                The Company and the Guarantor, jointly and severally, agree that if any payment of any sum due under this Agreement, the Indenture or the Registration Rights Agreement from the Company or the Guarantor is made to or received by the Initial Purchasers or any controlling person of any Initial Purchaser in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company or the Guarantor under this Agreement, the Indenture or the Registration Rights Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Initial Purchasers or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Initial Purchasers or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company or the Guarantor to the Initial Purchasers or such controlling persons, the obligations of the Company or the Guarantor, as the case may be, to the Initial Purchasers or such controlling persons, as the case may be, shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement, the Indenture or the Registration Rights Agreement. To the extent that the Initial Purchasers or such controlling persons receive any payment with respect to such separate obligation in freely transferable United States dollars (or currency which can be used to purchase freely transferable United States dollars in the manner set forth above), the Initial Purchasers or such controlling persons, as the case may be, will return to the Company or the Guarantor, as the case may be, a corresponding amount of the other currency.

15.              Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.              Waiver of Immunity.  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

____ 37 ____

17.              Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company or the Guarantor) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

18.              Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.              Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.              Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

"Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

"Citigroup" shall mean Citigroup Global Markets Inc.

"Commission" shall mean the Securities and Exchange Commission.

"Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

"Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

"Regulation D" shall mean Regulation D under the Act.

____ 38 ____

"Regulation S" shall mean Regulation S under the Act.

"Trust Indenture Act" shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

____ 39 ____

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

M-Systems FINANCE, Inc.

By:___________________________

Name:
Title:

M-Systems Flash Disk Pioneers Ltd.

By:___________________________

Name:
Title:

M-Systems, Inc.
(solely in respect of Section 14 hereof)

By:
Name:
Title:

____ 40 ____

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

Citigroup Global Markets Inc.
CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomsas Weisel Partners LLC

WR Hambrecht & Co. LLC

By: Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and the other several
Initial Purchasers named in Schedule I
to the foregoing Agreement.

____ 41 ____

SCHEDULE I
Initial Purchasers	Principal Amount of Firm Securities to be Purchased .
Citigroup Global Markets Inc...............................................	U.S.$45,000,000
CIBC World Markets Corp.................................................	U.S.$11,250,000
C.E. Unterberg, Towbin.......................................................	U.S.$7,500,000
Thomas Weisel Partners LLC	U.S.$7,500,000
WR Hambrecht & Co. LLC	U.S.$3,750,000
Total............................................................	U.S.$75,000,000

____ 42 ____

SCHEDULE II

Exceptions to Opinion of Company`s Israeli Counsel in Section 6(a)(ii)

U3 LLC (in which the Guarantor has an indirect 50% interest)

Smart Caps Ltd. (in which the Guarantor has a 79.95% interest)

____ 43 ____

EXHIBIT 1

[Letterhead of officer, director or major stockholder of the Guarantor]

[  ], 2005

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York  10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with a proposed Purchase Agreement (the "Purchase Agreement") between M-Systems Finance,Inc., a company organized under the laws of the Cayman Islands, M-Systems Flash Disk Pioneers Ltd., a corporation organized under the laws of the State of Israel (the "Guarantor") and each of you as representatives of a group of Initial Purchasers named therein, relating to an offering of 1% Convertible Notes Due 2035 of the Company, which will be convertible into Ordinary Shares, NIS 0.001 par value (the "Ordinary Shares"), of the Guarantor.

In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any share capital of the Guarantor or any securities convertible into, or exercisable or exchangeable for such share capital, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than (x) Ordinary Shares disposed of as bona fide gifts, provided that the donee or donees thereof agree to be bound by this Lock-Up Agreement (y) sales of ordinary shares pursuant to a trading plan or contract entered into prior to the execution of the Purchase Agreement under Rule 10b-5-1 of the Exchange Act  or (z) after the 31st day after the date of the Purchase Agreement, sales of Ordinary Shares in an amount not to exceed 60,000 Ordinary Shares in the aggregate to be allocated by the Guarantor among the undersigned and the officers and directors of the Guarantor.

____ 44 ____

If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

By:___________________________________

      Name:

      Title:

____ 45 ____

EXHIBIT 2
WEIL GOTSHAL & MANGES COMPANY OPINION

and

NEGATIVE ASSURANCE LETTER

____ 46 ____

[Subject to Opinion Committee Review and Approval]

[Closing Date]

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We have acted as U.S. counsel to M-Systems Flash Disk Pioneers Ltd., a company organized under the laws of the State of Israel (the "Company"), and M-Systems Finance Inc., an exempted company limited by shares organized under the laws of the Cayman Islands and a direct wholly-owned subsidiary of the Company ("M-Systems Finance"), in connection with the issuance and sale of 1% Convertible Senior Notes due 2035 of M-Systems Finance pursuant to the Purchase Agreement, dated March 17, 2005 (the "Purchase Agreement"), among the Company, M-Systems Finance, M-Systems, Inc., a New York corporation ("MSI") (as to Section 14 only), and Citigroup Global Markets Inc., CIBC World Markets Corp., C.E. Unterberg, Towbin, Thomas Weisel Partners LLC and WR Hambrecht & Co. LLC as representatives of the several Initial Purchasers (the "Initial Purchasers").  Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined) herein are used herein as so defined.

The Purchase Agreement relates to the issuance and sale to the Initial Purchasers by M-Systems Finance of $75,000,000 principal amount of 1% Convertible Senior Notes due 2035 (the "Notes") to be issued under an Indenture, dated March __, 2005 (the "Indenture"), among the Company, M-Systems Finance and The Bank of New York, as trustee (the "Trustee").  The Notes are unconditionally guaranteed by the Company (the "Guarantee").  This opinion is being furnished to you pursuant to Section 6(b) of the Purchase Agreement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Purchase Agreement, the Indenture, the Guarantee, the Registration Rights Agreement, the form of Notes, the Final Memorandum, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, M-Systems Finance and MSI, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

____ 47 ____

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, M-Systems Finance and MSI, and upon the representations and warranties of the Company and M-Systems Finance contained in the Purchase Agreement. We have also assumed: (i) the due incorporation, valid existence and good standing of each of the Company, M-Systems Finance and the Trustee, (ii) that each of the Company and M-Systems Finance has the requisite power and authority to enter into and perform its obligations under each of the Purchase Agreement, the Indenture and the Registration Rights Agreement, and, with respect to M-Systems Finance, the Notes, and with respect to the Company, the Guarantee, (iii) the due authorization, execution and delivery of the Purchase Agreement and Registration Rights Agreement by the Initial Purchasers, (iv) the due authorization, execution and delivery of each of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company and M-Systems Finance, the Notes by M-Systems Finance, and the Guarantee by the Company, and (v) due authorization, execution and delivery of the Indenture by the Trustee. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Purchase Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.                  MSI is a corporation validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.                  Except as referred to in, or incorporated by reference into, the Final Memorandum, to our knowledge, there is no litigation or governmental investigation pending or overtly threatened against the Company, M-Systems Finance or MSI which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company and its subsidiaries taken as a whole.

3.                  The statements in the Final Memorandum under the caption "Certain Material U.S. Federal Income Tax Considerations," insofar as such statements constitute summaries of the legal matters referred to therein, fairly summarize such matters referred to therein in all material respects.

4.                  The Purchase Agreement has been duly delivered by each of the Company and M-Systems Finance, to the extent due delivery is governed by New York law, and has been duly authorized, executed and delivered by MSI.

____ 48 ____

5.                  The Indenture has been duly delivered by each of the Company and M-Systems Finance, to the extent due delivery is governed by New York law, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company and M-Systems Finance, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors` rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that provisions relating to waivers of any usury law may be unenforceable; and the Notes, when executed and delivered by M-Systems Finance and duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under the Purchase Agreement, will constitute a legal, valid, binding and enforceable obligation of M-Systems Finance, enforceable against it in accordance with its terms, entitled to the benefits of the Indenture, subject in each case to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors` rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that provisions relating to waivers of any usury law may be unenforceable.

6.                  The Registration Rights Agreement has been duly delivered by each of the Company and M-Systems Finance, to the extent due delivery is governed by New York law, and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid, binding and enforceable obligation of each of the Company and M-Systems Finance, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors` rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

7.                  The Guarantee has been duly delivered by the Company and, when the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under the Purchase Agreement, the Guarantee will constitute the legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with its terms, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors` rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), except that provisions relating to waivers of any usury law may be unenforceable.

____ 49 ____

8.                  Neither the Company nor M-Systems Finance is and, immediately after giving effect to the issuance and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, neither will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

9.                  No consent, approval, waiver, license or authorization or other action by or filing with any New York or U.S. federal governmental authority is required in connection with the execution and delivery by the Company and M-Systems Finance of the Purchase Agreement, the Indenture or the Registration Rights Agreement or, in the case of the Company, the Guarantee, or the consummation by the Company and M-Systems Finance of their respective transactions contemplated thereby or the performance by the Company and M-Systems Finance of their respective obligations thereunder, except for filings and other actions as may be required under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and other securities or "blue sky" laws, as to which we express no opinion in this paragraph, and those already obtained.

10.              The execution and delivery by the Company, M-Systems Finance and MSI of the Purchase Agreement, by the Company and M-Systems Finance of the Indenture and the Registration Rights Agreement, by the Company of the Guarantee, and the performance by the Company, M-Systems Finance and MSI of their respective obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of MSI, (ii) any New York or U.S. federal law or regulation (other than U.S. federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority or arbitrator binding on MSI of which we are aware.

11.              Assuming the validity of such actions under the laws of the State of Israel and the laws of the Cayman Islands, under the laws of the State of New York relating to submission to jurisdiction, each of the Company and M-Systems Finance has validly appointed MSI as its authorized agent for service of process pursuant to the Purchase Agreement, and service of process effected on such agent in the manner set forth in Section 14 of the Purchase Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company and M-Systems Finance.

12.              Assuming (i) the representations of the Initial Purchasers, the Company and M-Systems Finance contained in the Purchase Agreement are true, correct and complete (without regard to the representation of the Company and M-Systems Finance found in Section 1(g) of the Purchase Agreement), (ii) compliance by the Initial Purchasers, the Company and M-Systems Finance with their respective covenants set forth in the Purchase Agreement, (iii) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers resell the Securities and (iv) that purchasers to whom the Initial Purchasers resell the Securities receive a copy of the Final Memorandum prior to such sale or a preliminary offering memorandum containing a section captioned "Notice to Investors" that is substantially similar to the section captioned "Notice to Investors" in the Final Memorandum, it is not necessary in connection with the offer,

____ 50 ____

sale and delivery of the Securities to the Initial Purchasers pursuant to the Purchase Agreement or the offer and resales of the Securities by the Initial Purchasers, in the manner contemplated by the Purchase Agreement and described in the Final Memorandum, to register the Securities or the Ordinary Shares issuable upon conversion of the Notes under the Securities Act, or to qualify the Indenture under the Trust Indenture Act.

13.              The statements in the Final Memorandum under the caption "Description of the Notes and the Guarantee," insofar as such statements constitute summaries of the documents referred to therein, fairly summarize the matters referred to therein in all material respects.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

____ 51 ____

[Subject to Opinion Committee Review and Approval]

[Closing Date]

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Final Offering Memorandum, dated March 17, 2005 (the "Final Memorandum"), relating to the sale by M-Systems Finance Inc., an exempted company limited by shares organized under the laws of the Cayman Islands ("M-Systems Finance") and a direct wholly-owned subsidiary of M-Systems Flash Disk Pioneers Ltd., a company organized under the laws of the State of Israel (the "Company"), and the purchase by Citigroup Global Markets Inc. , CIBC World Markets Corp., C.E. Unterberg, Towbin, Thomas Weisel Partners LLC and WR Hambrecht & Co. LLC as representatives of the several Initial Purchasers (the "Initial Purchasers"), of $75,000,000 principal amount of 1 % Convertible Notes due 2035 (together with the additional $25,000,000 principal amount of 1 % Convertible Notes due 2035 that may be sold pursuant to the Initial Purchasers` option, the "Securities") of the M-Systems Finance, as to which we have acted as U.S. counsel to the Company.  This letter is furnished to you pursuant to Section 6(b) of the Purchase Agreement, dated as of March 17, 2005, among M-Systems Finance, M-Systems, Inc. (as to Section 14 only) and the Initial Purchasers (the "Purchase Agreement").  Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined) herein are used herein as so defined.

____ 52 ____

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Final Memorandum are of a non-legal character.  In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Final Memorandum or in the documents incorporated by reference therein (the "Incorporated Documents").  Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Final Memorandum.  Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained or incorporated by reference in the Final Memorandum.

We have reviewed the Final Memorandum (including the Incorporated Documents) and we have participated in conferences with representatives of the Company and M-Systems Finance, their Israeli and Cayman Islands counsel, the Company`s independent public accountants, you and your counsel, at which conferences the contents of the Final Memorandum, the Incorporated Documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the initial purchasers of the Securities.  Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Securities), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

____ 53 ____

Exhibit 3
BAKER & MCkENZIE
M-Systems Asia LTD.
OPINION

____ 54 ____

[Closing Date]

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We have acted as the Republic of China ("ROC") counsel to M-Systems Asia Ltd. ("MSA"), a ROC corporation and a 99.99%-owned subsidiary of M-Systems B.V. ("MSBV"), a company organized under the laws of The Netherlands, which we were told in turn is a wholly-owned subsidiary of M-Systems Flash Disk Pioneers Ltd. (the "Guarantor").  We have been informed by MSA of the issuance and sale of $75,000,000 principal amount of 1% Convertible Notes due 2035, of M-Systems Finance, Inc. (the "Company"), guaranteed by the Guarantor, pursuant to the Purchase Agreement, dated March 17, 2005 (the "Purchase Agreement"), among the Company, M-Systems, Inc., a New York corporation (as to Section 14 only), and Citigroup Global Markets Inc. , CIBC World Markets Corp., C.E. Unterberg, Towbin, Thomas Weisel Partners LLC and WR Hambrecht & Co. LLC, as representatives of the several initial purchasers (the "Initial Purchasers").  This opinion is being furnished to you pursuant to the laws of ROC.

In rendering this opinion, we have examined the on-line corporate records of MSA published by the Ministry of Economic Affairs of the ROC, the competent authority in charge of corporate registration, and the copy of the share certificates of MSA and other documents, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Guarantor and MSA.

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We have also assumed:  (i) the due incorporation and valid existence of each of the Company and the Guarantor, (ii) that each of the Company and the Guarantor has the requisite power and authority to enter into and perform the Purchase Agreement and (iii) the due authorization, execution and delivery of the Purchase Agreement by the Initial Purchasers and the due authorization and execution of the Purchase Agreement by each of the Company and the Guarantor. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the incorporation of MSA and the issuance by MSA of shares of its capital.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. MSA is a corporation duly incorporated and is validly existing under the laws of the ROC and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted within the ROC.

2. Out of the 500,000 outstanding shares of the capital stock of MSA, 499,994 shares are owned of record by MSBV.  Such shares are duly authorized, validly issued, fully paid and nonassessable.  For the purposes of this opinion, the terms "non-assessable" in relation to shares of capital stock of MSA under ROC law means that no calls for further payment can be made upon such capital stock or upon any holders of such capital stock solely by reason of their ownership thereof.

This opinion is rendered as of the date hereof based on the ROC laws and the facts existing as of the date hereof.  We express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion may be relied upon by you only for purposes of confirming (i) the due incorporation and valid existence of MSA under the laws of the ROC, (ii) the possession by MSA of all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted within the ROC, (iii) the beneficial ownership of 499,994 of MSA`s outstanding shares by MSBV and (iv) the due authorization, valid issuance, payment in full and non-assessability of such shares.  This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, relied upon, or otherwise referred to by any other person, firm, corporation or governmental agency for any other purpose, without our prior written consent.

This opinion is being given by Baker & McKenzie, Taipei office, and not on behalf of any other office or associate firm of Baker & McKenzie.

Very truly yours,

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Exhibit 4
Maples And Calder
M-Systems Finance, Inc.
OPINION

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Our ref    JZA/610958/1409695/v4

Subject to review and amendment

Citigroup Global Markets Inc.

CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht & Co. LLC

As Representatives of the Initial Purchasers

c/o Citgroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Direct: + 345 814 5502
Cell: + 345 525 5502
E-mail: jason.allison@maplesandcalder.com

[Closing Date]

Dear Sirs

M-Systems Finance Inc.

We have acted as counsel as to Cayman Islands law to M-Systems Finance Inc. (the "Company") in connection with its issue of US$75,000,000 Notes due March 2035 (the "Notes", which expression, unless the context otherwise requires, includes the Global Notes (as defined in the [Indenture (as defined in paragraph 1.6 below)])) unconditionally and irrevocably guaranteed by M-Systems Flash Disk Pioneers Ltd, an Israeli company listed on NASDAQ, (the "Guarantor").  This opinion is being delivered to you pursuant to Section 6(f) of the Purchase Agreement (as defined in paragraph 1.5 below).

1                    DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1              the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered on 16 March, 2005;

1.2              the written resolutions of the sole director of the Company dated [ ] and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3              a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands dated [     ] March, 2005 (the "Certificate of Good Standing");

1.4              a certificate from the sole director of the Company a copy of which is annexed hereto (the "Director's Certificate"); and

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1.5              a purchase agreement dated [                    ], 2005 among the Company, the Guarantor, M-Systems, Inc., Citigroup Global Markets Inc. and [                    ] (the "Purchase Agreement");

1.6              an indenture dated [                    ], 2005 between the Company, the Guarantor and the Bank of New York Trust Company, N.A. (the "Indenture");

1.7              a registration rights agreement dated [                    ], 2005 between the Company, the Guarantor and the Initial Purchasers (as defined therein) (the "Registration Rights Agreement");

1.8              [a guarantee] dated [                    ], 2005 between the Guarantor and [                    ] (the "Guarantee");

1.9              an offering memorandum in respect of the Notes dated [                    ], 2005 (the "Offering Memorandum");

The documents referred to in paragraph 1.5 to 1.9 are collectively referred to as the "Transaction Documents".

2                    ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director`s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1              the Transaction Documents and the Notes have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2              the Transaction Documents and the Notes are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.3              the choice of New York law as the governing law of the Transaction Documents and the Notes has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4              copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

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2.5              all signatures, initials and seals are genuine;

2.6              the forms of purportedly executed documents in respect of which we have been asked to review execution pages only (whether faxed, scanned to pdf or otherwise) correspond exactly to the forms of such documents which we have in fact reviewed;

2.7              all conditions precedent, if any, contained in the Transaction Documents have been or will be satisfied or waived;

2.8              the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Transaction Documents; and

2.9              there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing.  Specifically, we have made no independent investigation of the laws of New York.

3                    OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1              The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2              All of the issued shares in the Company are owned by the Guarantor and are duly authorized, validly issued, fully paid and were not issued in violation of any preemptive or similar rights granted pursuant to the Articles of Association and are free of any security interests, claims, liens or encumbrances.

3.3              The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents and the Notes including the issue and offer of the Notes pursuant to the Transaction Documents.

3.4              The execution and delivery of the Transaction Documents and the issue and offer of the Notes by the Company and the performance of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

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3.5              The execution, delivery and performance of the Transaction Documents has been authorised by and on behalf of the Company and, assuming the Transaction Documents have been unconditionally delivered by Ronit Maor [or Dov Moran] on behalf of the Company, the Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.6              The Notes have been duly authorised by the Company and when the Notes are signed in facsimile or manually by Ronit Maor [or Dov Moran] on behalf of the Company and, if appropriate, authenticated in the manner set forth in the [Indenture] and unconditionally delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.7              No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

3.7.1        the issue of the Offering Memorandum;

3.7.2        the execution, creation or delivery of the Transaction Documents by the Company;

3.7.3        subject to the payment of stamp duty, the enforcement of the Transaction Documents against the Company;

3.7.4        the offering, execution, authentication, allotment, issue or delivery of the Notes;

3.7.5        the performance by the Company of its obligations under the Notes and the Transaction Documents;

3.7.6        the trading of the Notes on the Private Offerings, Resales and Trading through Automated Linkages Market commonly referred to as the PORTALSM Market; or

3.7.7        the payment of the principal and interest and any other amounts under the Notes or the conversion of the Notes into ordinary shares of the Guarantor.

3.8              No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

3.8.1        the execution or delivery of the Transaction Documents or the Notes;

3.8.2        the enforcement of the Transaction Documents or the Notes;

3.8.3        payments made under, or pursuant to, the Transaction Documents; or

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3.8.4        the issue, transfer or redemption of the Notes or the conversion of the Notes into ordinary shares of the Guarantor.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.9              The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Notes.

3.10          The appointment by the Company in the Transaction Documents of an agent to accept service of process in New York is legal, valid and binding on the Company assuming the same is true under the governing law of the Transaction Documents.

3.11          On a winding up of the Company claims in respect of the Notes and the associated receipts and coupons will rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Company, except for those obligations of the Company which are mandatorily preferred by law.

3.12          Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [        ] March, 2005.

3.13          Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

3.13.1    is given by a competent foreign court;

3.13.2    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.13.3    is final;

3.13.4    is not in respect of taxes, a fine or a penalty; and

3.13.5    was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

3.14          It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.15          The statements made in the Offering Memorandum under the heading "Certain Material Cayman Islands Tax Issues" are correct in so far as such statements are summaries of or relate to Cayman Islands law.

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4                    QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1              The term "enforceable" as used above means that the obligations assumed by the Company under the Transaction Documents and the Notes are of a type which the courts of the Cayman Islands will enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

4.1.1        enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2        enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3        some claims may become barred under the statutes of limitation or may be or become subject to defenses of set off, counterclaim, estoppel and similar defenses;

4.1.4        where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5        the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment.  If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

4.1.6        obligations to make payments that may be regarded as penalties will not be enforceable;

4.1.7        the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum; and

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4.1.8        a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power, and there exists doubt as to enforceability of any provision in the Transaction Documents whereby the Company covenants not to exercise powers specifically given to its shareholders by the Companies Law (2004 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2              Cayman Islands nominal stamp duty may be payable (on each document or note) if the original Transaction Documents or the original Notes (if not registered Notes) are brought to or executed in the Cayman Islands.

4.3              To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4              The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.5              Where an agreement or other document is or is to be dated "as of" a certain date, such agreement or other document only comes into effect on the actual date of execution and delivery and, with respect to third parties, the agreement in so far as the rights of third parties may be available thereunder, take effect only from the actual date of execution and delivery.  However, parties to such an agreement or other document may agree as a matter of contract, inter se, that the rights and obligations therein contained should, in so far as the same may be possible, take effect from a date prior to the date of execution and delivery, if as a matter of fact that agreement was executed and delivered after the date "as of" which it is expressed to be executed and delivered.

4.6              A certificate, determination, calculation or designation of any party to the Transaction Documents or the Notes as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.7              In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice.  Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.8              We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

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4.9              We make no comment with regard to the references to foreign statutes in the Transaction Documents or the Notes.

4.10          We express no view as to the effect of transfer by delivery or the negotiation of Notes in bearer form in any jurisdiction which does not recognise such transferability or negotiability.

We express no view as to the commercial terms of the Transaction Documents or the Notes or whether such terms represent the intentions of the parties and make no comment with respect to any representations or warranties which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully

MAPLES and CALDER

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PO Box 309GT,

Ugland House,

South Church Street,

George Town,

Grand Cayman, Cayman Islands

[            ], 2005

Maples and Calder

PO Box 309GT

Ugland House

South Church Street

George Town

Grand Cayman

Cayman Islands

Dear Sirs

M-Systems Finance Inc. (the "Company")

I, [ ], being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1                    The Memorandum and Articles of Association of the Company as registered on 16 March 2005 remain in full force and effect and are unamended.

2                    The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Transaction Documents.

3                    The written resolutions of the sole director of the Company dated [                    ], 2005 (the "Resolutions") were signed in the manner prescribed in the Articles of Association of the Company.

4                    The authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1.00 par value each.  The issued share capital of the Company is 1 share of US$1.00 par value, which is issued and is fully paid up. The Company has not allotted or issued any further shares.  The 1 issued share is legally and beneficially owned by the Guarantor.

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5                    The shareholders of the Company have not restricted or limited the powers of the directors in any way.  There is no contractual or other prohibition (other than as arising under Cayman Islands law binding on the Company prohibiting it from entering into and performing its obligations under the Transaction Documents and the Notes).

6                    The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7                    The sole director of the Company at the date of the Meeting and at the date hereof was and is as follows: Ronit Maor.

8                    The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

9                    Prior to, at the time of, and immediately following execution of the Transaction Documents the Company was able to pay its debts as they fell due and entered into the Transaction Documents for proper value and not with an intention to defraud or hinder its creditors or by way of fraudulent preference.

10                Each director considers the transactions contemplated by the Transaction Documents and the Notes to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

11                To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company's property or assets.

12                The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature: ______________________________

Ronit Maor (sole director)

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ANNEX A

Significant Subsidiaries

M-Systems, Asia Ltd., a Republic of China corporation

M-Systems, Inc., a New York corporation

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